Exhibit 10.1

CEPHALON, INC.
NON-QUALIFIED DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2005)

1.                                      PURPOSE.  The purpose of the Plan is to provide Eligible Employees with the opportunity to defer a portion of their Bonus on a tax-favored basis.  The Corporation intends that the Plan shall at all times be maintained on an unfunded basis for federal income tax purposes under the Code and administered as a nonqualified “top-hat” plan exempt from the substantive requirements of ERISA.  The Corporation also intends that the Plan be operated in accordance with the requirements of Section 409A of the Code.  The Plan, as amended and restated, shall be effective as of the Effective Date.  All capitalized terms shall be as defined in Paragraph 2 below.

2.                                      DEFINITIONS.  Certain terms shall be defined hereunder as follows:

(a)                                  “Beneficiary” means the person, persons, trust or trusts which a Participant shall from time to time designate in writing to receive any benefits payable to him under this Plan in the event of his death.

(b)                                  “Board” means the Board of Directors of the Corporation.

(c)                                  “Bonus” means the amount earned by a Participant under the Employer’s annual Performance Incentive Plan.

(d)                                  “Bonus Deferral” means the portion of Bonus as to which a Participant has made an irrevocable election to defer receipt until the date specified in the Participant’s Enrollment Agreement.

(e)                                  “Change in Control” means:

(i)                                     For purposes of determining whether a Change in Control has occurred with respect to whether a Participant’s Pre-2005 Account will be distributed on account of the Change in Control and the funding and crediting requirements with respect to the Participant’s Deferred Bonus Account as provided in Paragraphs 16(a) and (b), a Change in Control means a change in ownership or control of the Corporation effected through any of the following transactions: (A) the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than thirty percent (30%) of the combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept; (B) a change in the composition of the Board over a period of twenty-four (24) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board memberships, to be comprised of individuals who either (1) have been Board members continuously since the beginning of such period, or (2) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (1) who were still in office at the time such election or nomination was approved by the Board; (C) a merger or consolidation in which securities possessing more than fifty percent (50%) of the combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or (D) the sale, transfer or other disposition of more than 75% of the Company’s assets in a single or related series of transactions.

(ii)                                  For purposes of determining whether a Change in Control has occurred with respect to whether a Participant’s Post-2004 Account will be distributed on account of the Change in Control, a Change in Control means the occurrence of a change in the ownership or effective control of the Corporation (as defined in Prop. Treas. Reg. §1.409A-3(g)(5)(v)), a change in effective control of the Corporation (as defined in Prop. Treas. Reg. §1.409A-3(g)(5)(vi)), or a change in the ownership of a substantial portion of the assets of the Corporation (as defined in Prop. Treas. Reg. §1.409A-3(g)(5)(vii)).

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)                                 “Committee” means the Stock Option and Compensation Committee of the Board (or any successor thereto) or its delegate, or such other committee appointed by the Board to administer the Plan.  If no members have been appointed to the Committee, the Board shall act as the Committee.

(h)                                 “Corporation” means Cephalon, Inc. or any successor thereto.

(i)                                    “Deferred Bonus Account” means a Participant’s Post-2004 Account and Pre-2005 Account, as applicable.

(j)                                    “Effective Date” means January 1, 2005, the effective date of this amendment and restatement of the Plan.  The Plan was initially effective on November 1, 1993.

(k)                                “Eligible Employee” means each Employee designated by the Committee as eligible to participate in the Plan.

(l)                                    “Employee” means any individual employed by the Employer as an employee; provided, however, to qualify as an “Employee” for purposes of the Plan, the individual must be a member of a group of “key management or highly compensated employees” of the Employer, within the meaning of Sections 201, 301 and 401 of ERISA.

(m)                              “Employer” means the Corporation or any subsidiary of the Corporation.

(n)                                 “Enrollment Agreement” means the authorization from which an Eligible Employee files with the Committee to participate in the Plan.

(o)                                  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from to time.

(p)                                  “Identification Date” means December 31.

(q)                                  “Key Employee” means a Participant who is one of the following: (i) an officer of the Employer who has annual compensation greater than $135,000 (or such other amount as may be in effect under section 416(i)(1)(A)(i) of the Code), (ii) a 5% owner of the Employer, or (iii) a 1% owner of the Employer who has annual compensation from the Employer greater than $150,000, subject to such other determinations made by the Committee, in its sole discretion, in a manner consistent with the regulations issued under Section 409A of the Code.

(r)                                  “Normal Retirement Age” means the attainment of the later of age 55 or 10 years of participation in the Plan.

(s)                                  “Plan” means the Cephalon, Inc. Non-Qualified Deferred Compensation Plan, as it may be amended from time to time.

(t)                                    “Plan Administrator” means the Committee.

(u)                                 “Plan Year” means the period beginning on January 1 and ending on December 31.

(v)                                   “Post-2004 Account” means the bookkeeping account established by the Corporation to which are credited Bonus Deferrals, and notational earnings and losses thereon, for Bonus Deferrals that were earned and vested, and deferred to the Plan, after December 31, 2004.

(w)                                “Pre-2005 Account” means the bookkeeping account established by the Corporation to which are credited Bonus Deferrals, and notational earnings and losses thereon, for Bonus Deferrals that were earned and vested, and deferred to the Plan, prior to January 1, 2005.

(x)                                  “Profit Sharing Plan” means the Cephalon, Inc. 401(k) Profit Sharing Plan.

(y)                                  “Separation Date” means the date on which a Participant incurs a Separation From Service.

(z)                                  “Separation From Service” means a Participant’s separation from service with the Employer within the meaning of Section 409A of the Code and the regulations issued thereunder.

(aa)                            “Specified Employee” means a Participant who at any time during the twelve (12) month period ending on an Identification Date is a Key Employee.  If a Participant would be deemed a Key Employee as of an Identification Date, the Participant is treated as a “Specified Employee” for the twelve (12) month period beginning on the fourth month following the end of the twelve (12) month period following the Identification Date.  Notwithstanding the foregoing, unless otherwise provided under Section 409A of the Code and its corresponding regulations, no Participant shall be deemed a Specified Employee if at the time of the Participant’s Separation From Service no stock of the

Corporation, or any entity required to be aggregated with the Corporation pursuant to Section 414(b) or 414(c) of the Code, is publicly traded on an established securities market or otherwise.

(bb)                            “Trust” means a grantor “rabbi” trust.

(cc)                            “Unforeseeable Emergency” means the Participant has experienced an “unforeseeable emergency” within the meaning of Prop. Treas. Reg. §1.409A-3(g)(3)(i).

3.                                      PARTICIPATION.  Any person who was a Participant in the Plan immediately prior to the Effective Date shall continue to be a Participant in the Plan as of the Effective Date.  Any person who is an Eligible Employee as of the Effective Date, or becomes an Eligible Employee after the Effective Date, shall be eligible to become a Participant in the Plan in accordance with the requirements of Paragraph 4 below.  A Participant who ceases as an Eligible Employee shall cease to be eligible to elect to make future Bonus Deferrals to the Plan.

4.                                      DEFERRAL OF COMPENSATION; GENERAL RULE AND SPECIAL RULES.

(a)                                  Except as otherwise provided in subparagraph (b) below, annually all Eligible Employees will be offered the opportunity to make a Bonus Deferral with respect to Bonus to be earned in the following Plan Year.  Any Eligible Employee may enroll in the Plan effective as of the first day of a Plan Year by filing a completed and fully executed Enrollment Agreement with the Committee by the date set by the Committee, but in any event prior to December 31 of the preceding Plan Year.  Pursuant to said Enrollment Agreement, the Eligible Employee shall irrevocably elect, except as provided in subparagraph (c) below, to defer the portion of the Participant’s Bonus up to the amount mutually agreed upon by the Committee and the Participant.  Prior to the beginning of each Plan Year, a new Enrollment Agreement must be executed to make a Bonus Deferral for such Plan Year.

(b)                                  As an exception to the general rule set forth in subparagraph (a) regarding the timing of the election by an Eligible Employee to elect to make a Bonus Deferral for the following Plan Year, an Employee who first becomes an Eligible Employee during a Plan Year may irrevocably elect to make a Bonus Deferral for the Bonus to be earned during the Plan Year, provided the Eligible Employee makes the Bonus Deferral election within thirty (30) days after the date on which he first becomes an Eligible Employee, the deferral election is made at least six (6) months prior to the end of the performance period, the Bonus is not substantially certain to be paid or readily ascertainable at the time of the Bonus Deferral election and the performance period applicable to the Eligible Employee is a period of at least twelve (12) months.

(c)                                  A Participant’s election to defer his Bonus for any Plan Year shall be irrevocable as of the last day of the preceding Plan Year, except that:

(i)                                    a Participant may revoke his Bonus Deferral with respect to the Plan Year in which he takes a withdrawal as a result of an Unforeseeable Emergency.

(ii)                                to the extent required by the Profit Sharing Plan, a Participant who takes a hardship withdrawal from the Profit Sharing Plan pursuant to Treas. Reg. Treas. Reg. §1.401(k)-1(d)(3) shall not be permitted to make Bonus Deferrals for a six (6) month period beginning on the date of such withdrawal.

(iii)                            in accordance with procedures established by the Committee, a Participant may, prior to January 1, 2006, revoke his 2005 Bonus Deferral election and any such Bonus shall be paid to the Participant at the same time bonuses are normally paid under the annual incentive.

5.                                      ELECTION TO TIME AND FORM OF DISTRIBUTION.

(a)                                  At the time he makes a deferral election, the Participant must designate in his Enrollment Agreement whether the Bonus Deferral will commence to be paid at a specified time or on account of a Separation From Service; provided, however, that if the Participant does not specify the timing of the distribution in his Enrollment Agreement, the distribution will not be paid until the Participant’s Separation From Service.  For purposes of this subparagraph (a), a specified time must meet the requirements of Section 409A(2)(A)(iv) of the Code and the corresponding regulations with respect to any amounts credited to the Participant’s Post-2004 Account.

(b)                                  At the time he makes a deferral election, the Participant must also designate in his Enrollment Agreement the form of distribution; provided, however, that if the Participant does not specify the form of the distribution in his Enrollment Agreement, the distribution will be paid in a lump sum.  A Participant may elect to receive his benefit under the Plan in a lump sum or in installments over the period of time permitted by the Committee.

(c)                                  A Participant may subsequently elect to defer the distribution of any amounts credited to the Participant’s Post-2004 Account to a later date than that provided in the Enrollment Agreement, or change the form of the distribution to a different form permitted under the Plan, by providing written notice of such election to the Committee at least twelve (12) months prior to the date on which the distribution was originally scheduled to be paid and the new distribution date or new form of distribution cannot commence sooner than five (5) years from the date the distribution was originally scheduled to be distributed; provided that any election made pursuant to this subparagraph (c) shall not become effective for twelve (12) months from the date on which it was made.  Notwithstanding the immediately preceding sentence, the Committee shall provide each Participant who elected to make a Bonus Deferral for the 2005 and/or 2006 Plan Year with the opportunity to make a one-time election during the 2006 Plan Year to change the time and form of distribution of such Bonus Deferral that the Participant designated in the Enrollment Agreement without having to meet the requirements set forth in the immediately preceding sentence; provided, that this election may only be made during the 2006 Plan Year and will be subject to the terms and conditions determined by the Committee.

6.                                      RECORDS.  The Corporation shall maintain appropriate records of each Participant’s Bonus Deferrals with respect to each Plan Year.  The Corporation shall credit to a Deferred Bonus Account all Bonus Deferrals elected by the Participant.

7.                                      AUTHORIZED INVESTMENTS.  Subject to Paragraph 16, all Bonus Deferrals credited to the Deferred Bonus Account for a Participant may be kept in cash or invested by the Corporation in such manner, in such portions and in such amounts as the Committee in its sole discretion, may elect.  In the exercise of the foregoing discretionary investment powers, the Committee may engage investment advisers and, if it so desires, may delegate to such advisers full or limited authority to select the assets in which the Bonus Deferrals are to be invested.

8.                                      INVESTMENT INCOME.  Subject to Paragraph 16, each Participant’s separate Deferred Bonus Account will be increased annually at the rate of ten percent (10%) per annum or at any other rate prospectively specified by a separate Committee resolution.  Any Committee resolution changing the growth rate shall make specific reference to this Plan including the date hereof.

9.                                      STATUS OF INVESTMENTS.   All investments made by the Corporation under this Plan will be deemed made solely for the purpose of aiding the Corporation in measuring and meeting its obligations under this Plan.  The Corporation shall be the sole owner of all such investments and of all rights and privileges conferred by the terms of the instruments evidencing such investments.  Nothing stated herein will cause such investments or any Deferred Bonus Account to be treated as anything but the general assets of the Corporation, nor will anything stated herein cause such investments to represent the vested, secured or preferred interest of any Participant or his Beneficiaries.

10.                               GENERAL CREDITOR STATUS.   A Participant shall have no claim with respect to any particular asset of the Corporation or any other Employer, but shall be and shall remain at all times a general unsecured creditor of the Corporation and, therefore, a Participant’s rights under the Plan shall have no priority over the rights of any general unsecured creditor of the Corporation.  The Plan constitutes a mere promise by the Corporation to make benefits payments in the future.

11.                               FORM OF DISTRIBUTION FOR PAYMENTS MADE PRIOR TO SEPARATION FROM SERVICE.  If a Participant has designated a specified date in accordance with the requirements of Paragraph 5 above, the Participant’s Deferred Bonus Account shall be paid (or commence to be paid if the form designated is annual installments) in cash in the form designated by the Participant on the specified date or, if determined by the Committee for administrative reasons, a later date within the same calendar year of the specified date, or, if later, by the 15th day of the third calendar month following the specified date; provided, however, notwithstanding the specified date designated by the Participant, that if the Participant has a Separation From Service prior to the Specified Date, the value of the Participant’s Deferred Bonus Account shall be paid to the

Participant as provided in Paragraph 12, 13 or 14 below, as applicable.  In the event the Participant elects to receive a distribution in the form of installments, the amount of each annual installment shall be equal to the fair market value of the assets in such Participant’s Deferred Bonus Account (or the applicable portion thereof) valued as of the date of the initial payment to the Participant divided by the number of years over which payments are to be received as elected by such Participant.  Notwithstanding the foregoing, the total amount payable to such Participant, and correspondingly each future annual installment, shall be appropriately increased or decreased as the case may be, in the same manner as set forth in Paragraph 8 of this Plan, to reflect the appreciation in value and the net income on the funds which remain invested in the Deferred Bonus Account.

12.                               Payments Upon Normal Retirement Age.  Unless the Participant elected in his Enrollment Agreement that his Pre-2005 Account will be distributed on a specified date, upon the Participant’s attainment of Normal Retirement Age, such Participant shall receive, or begin to receive, payment of the amount credited to his Pre-2005 Account.  Such amount shall be paid in cash in the form elected by the Participant in the Enrollment Agreement beginning on the date to be determined by the Committee, but in no event more than three (3) months from the date of the Participant’s attaining Normal Retirement Age.  In the event the Participant elects to receive such distribution in the form of installments, the amount of each annual installment shall be equal to the fair market value of the assets in such Participant’s Pre-2005 Account (or the applicable portion thereof) valued as of the date of the initial payment to the Participant divided by the number of years over which payments are to be received as elected by such Participant.  Notwithstanding the foregoing, the total amount payable to such Participant, and correspondingly each future annual installment, shall be appropriately increased or decreased as the case may be, in the same manner as set forth in Paragraph 8 of this Plan, to reflect the appreciation in value and the net income on the funds which remain invested in the Participant’s Pre-2005 Account.  Notwithstanding anything in the Plan to the contrary, this Paragraph 12 shall not apply to any portion of the Participant’s Deferred Bonus Account that consists of the Post-2004 Account.

13.                               PAYMENTS UPON SEPARATION FROM SERVICE.  Notwithstanding any election made by a Participant hereunder, in the event of a Participant’s Separation From Service for any reason (except death) prior to the specified date, if any, elected by Participant for the distribution of his Deferred Bonus Account (or, with respect to the Participant’s Pre-2005 Account, Normal Retirement Age), the balance credited to the Participant’s Deferred Bonus Account shall be paid to the Participant as follows:

(a)                                  payment of the Participant’s Deferred Bonus Account shall be paid to the Participant in cash in the form of a lump sum at the time of the Participant’s Separation From Service, or as soon as administratively practicable thereafter; provided, however, that if at the time of the Participant’s Separation From Service (i) the Participant is a Specified Employee, the payment shall be made to the Participant in accordance with the requirements of subparagraph (b) below, or (ii) with respect to the Participant’s Pre-2005 Account, this Paragraph 13 shall not apply if the Participant has already commenced receiving his benefit pursuant to Paragraph 12 above.

(b)                                  if the Participant is a Specified Employee at the time of his Separation From Service, payment of the Participant’s Post-2004 Account shall be paid to the Participant in cash in a lump sum commencing as soon as administratively practicable after the first day of the seventh month following the Participant’s Separation Date.

14.                               DEATH OF PARTICIPANT.

(a)                                  If a Participant dies while employed by the Employer and prior to commencement of receipt of his benefit, the Corporation shall pay to his Beneficiary the amount credited to the Participant’s Deferred Bonus Account in cash in the form of a lump sum.  Payment of a Participant’s Deferred Bonus Account shall be made as soon as administratively practicable following the date of the Participant’s death.

(b)                                  If a Participant dies after the commencement of the payments to him under the Plan, but before all payments have been made, the Corporation shall continue such payments to his Beneficiary at the same times and in the same amounts as would have been paid had the Participant lived for the entire payout period elected by him.

(c)                                  A Participant shall at all times retain the right to change the Beneficiary designated in his Enrollment Agreement by notifying the Committee in writing on a form to be provided by the Corporation.  If there is no Beneficiary designated at the time of the death of the Participant or if the designated Beneficiary does not survive the Participant, the Beneficiary shall be the Participant’s spouse, and if no such spouse is then living, Participant’s estate.  If Participant’s spouse shall receive payments hereunder but die prior to payment in full of the remainder of the deferred compensation, the balance owed by the Corporation shall be paid to the estate of such spouse under the same payment schedule.

15.                               UNFORESEEABLE EMERGENCY.   If the Participant experiences an Unforeseeable Emergency, the Participant may make a request to the Committee to receive an immediate distribution from his Deferred Bonus Account.  If the Committee determines that the Participant has experienced an Unforeseeable Emergency, the Corporation may make a distribution to the Participant.  Except as otherwise provided in regulations under Section 409A of the Code, the amounts distributed to a Participant pursuant to an Unforeseeable Emergency shall not exceed the amounts necessary to satisfy such Unforeseeable Emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement of compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).  With respect to that portion of the Deferred Bonus Account which is distributed to a Participant in accordance with this Paragraph 15, the value of such amount shall be reduced from the Participant’s Deferred Bonus Account.  Notwithstanding anything in this Plan to the contrary, a Participant who receives a distribution pursuant to this Paragraph 15 in any Plan Year shall not be entitled to make any further Bonus Deferrals for the remainder of such Plan Year.

16.                               CHANGE IN CONTROL.

(a)                                  The Corporation shall establish a Trust with a bank or other financial institution that is independent of the Corporation and is authorized to exercise corporate trustee powers under applicable federal or state law, to serve as a funding vehicle for benefits payable under the terms of this Plan.  Prior to a Change in Control, as defined below, or in the event that the action contemplated hereby cannot be effected prior to a Change in Control, then immediately upon such a Change in Control, the Corporation shall make a contribution to the Trust in an amount, which together with any amounts then held in the Trust, is sufficient to fully pay the Participants and their beneficiaries all of the benefits to which such Participants and beneficiaries are entitled under the Plan as of the date of the Change in Control if such benefits were then immediately due and payable.  After a Change in Control has occurred, the Corporation shall be obligated to continue to cause additional contributions to be made as may be necessary from time to time to ensure that at all times the Trust contains sufficient funds, on a current basis, to provide the entire benefits due to the Participants and their beneficiaries under the Plan.  Except as may otherwise be provided in the Trust, prior to the time a Change in Control is imminent, the Corporation may, but shall not be required to, fund the Trust.  If the Corporation makes a contribution to the Trust in anticipation of a Change in Control and a Change in Control does not occur, the Corporation may, if and to the extent permitted by the Trust, obtain the return of such contribution, together with the earnings thereon.

(b)                                  In the event of a Change in Control, the rate at which each Participant’s separate Deferred Bonus Account shall be increased from and after the date of such Change in Control shall not be less than the lesser of (i) ten percent (10%) per annum, or (ii) one percentage point above the prime interest rate then being charged by the trustee (or any other lending institution designated by the Corporation, prior to a Change in Control) to its qualified customers.

(c)                                  Prior to January 1, 1997, or, if later, at the time of the Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable one-time election with respect to his Deferred Bonus Account whether, in the event of a Change in Control, (i) to receive an immediate lump sum distribution of his Deferred Bonus Account as of the date of a Change in Control, such distribution to be made as soon as administratively practicable, but in no event more than ninety (90) days, following the occurrence of such Change in Control, or (ii) to have his benefits under the Plan distributed to him (or his beneficiary) at such time or times and in such manner as is otherwise provided in this Plan.

(d)                                  The Trust shall constitute an unfunded arrangement for tax purposes and for purposes of Title I of ERISA and the assets of the Trust shall be subject to the claims of the creditors of the Corporation in the event of the Corporation’s insolvency, all as set forth in the Trust.  With respect to any payments not yet made to a Participant or Beneficiary, nothing contained herein shall give any such Participant or Beneficiary any rights to assets that are greater than those of a general creditor of the Corporation.

17.                               NO ASSIGNMENT.  A Participant’s rights to benefit payments under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant’s Beneficiary.

18.                               REVOCATION AND AMENDMENT.  This Plan may be amended or terminated at any time at the sole discretion of the Committee; provided, however, that any such amendment or termination shall not affect the rights of any Participant which may have accrued under the Plan at the time of amendment or termination.  Notwithstanding the foregoing, if the Committee determines that, in order to avoid current taxation of amounts deferred under the Plan or to comply with applicable law, additional restrictions must be placed on Participants’ rights under the Plan or to comply with applicable law, including, but not limited to Section 409A of the Code and its corresponding regulations, the Committee or its delegate may, in its sole discretion, amend the Plan to impose such restrictions, and/or cease deferrals under the Plan with respect to all Deferred Bonus Accounts, affected Deferred Bonus Accounts or the affected portions of the Deferred Bonus Accounts and no Participant consent shall be required to make any such amendments.  If the Committee terminates the Plan, Participants shall be entitled to a distribution of their benefit under the Plan; provided that the Corporation distributes to each Participant, in a lump sum payment, the balance of the Participant’s Deferred Bonus Account as of the date the termination occurs; provided, however, that no such termination may occur unless the Employer terminates all arrangements sponsored by the Employer that would be aggregated with the Plan under Prop. Treas. Reg. §1.409A-1(c) if the Participant participated in all of the arrangements that are terminated, no payments other than the payments that would be payable under the terms of the Plan if the termination had not occurred are made within twelve (12) months of the termination of the Plan, all payments from the Plan are made within twenty-four (24) months of the termination of the Plan, and the Employer does not adopt a new plan or arrangement that would be aggregated with the terminated Plan if the Participant participated in both plans or arrangements at any time within the five (5) years following the date of the termination.

19.                               NO EMPLOYMENT GUARANTEE.   Nothing contained in this Plan shall be construed as conferring upon any Participant the right to continue in the employment of the Employer.

20.                               AUTHORITY OF COMMITTEE.  The Committee shall have the full power and authority to interpret, construe and administer this Plan.  The Committee’s interpretations and construction hereof and actions hereunder, including any valuation of a Deferred Bonus Account, or the amount(s) to be paid there from, shall be binding and conclusive on all persons for all purposes.  No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation or administration of this Plan unless attributable to his own willful misconduct or lack of good faith.  As a condition of participating in the Plan, a Participant expressly express agrees that all decisions and determinations of the Committee shall be binding and conclusive on the Participant, the Participant’s Beneficiaries and any other person having or claiming an interest on behalf of, or for the benefit of, the Participant or the Beneficiary.

21.                               BENEFIT.  This Plan shall inure to the benefit of and be binding upon the Corporation and the Participant, together with their respective successors, heirs and personal representatives.

22.                               CLAIMS PROCEDURES.  At any time the Plan Administrator makes a determination adverse to a Participant or Beneficiary with respect to a claim for payment or participation under the Plan, the Plan Administrator shall notify the claimant in writing of such determination, such notification shall be in a manner calculated to be understood by the claimant, and shall set forth: (a) the specific reason or reasons for such determination; (b) a reference to the specific provision or provisions of the Plan on which such determination is based; (c) a description of any additional material or information necessary to perfect the claim, and an explanation of the reason that such material is required; and (d) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.

A person who receives notice of an adverse determination by the Plan Administrator with respect to a claim may request, within 60 days of receipt of such notice, that the Plan Administrator review the Plan Administrator’s determination.  This request may be made on behalf of a claimant by a duly authorized representative.  The claimant or representative may review pertinent documents and submit issues and comments with respect to the controversy to the Plan Administrator.  The Plan Administrator shall render a decision within 60 days of a request for review (or within 120 days under special circumstances), which decision shall be in writing, set forth in a manner calculated to be understood by the claimant, and shall set forth (i) the specific reason or reasons for the decision reached; (ii) the specific provisions of the Plan on which the decision is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records or other information relevant to the claimant’s claim for benefits; and (iv) a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures, and a statement of the claimant’s right to bring an action under section 502(a) of ERISA.  A copy of the ruling shall be forwarded to the claimant.

23.                               WITHHOLDING OF TAXES.  The Corporation may make such provisions and take such actions as it may deem necessary or appropriate for the withholding of any taxes which the Employer is required by law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any benefits under the Plan, including, but not limited to, the withholding of appropriate sums from any amount otherwise payable to the Participant (or his Beneficiary).  Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits.

24.                               GOVERNING LAW.    The Plan shall be governed by the laws of the Commonwealth of Pennsylvania.

25.                               LANGUAGE.  Whenever used in this Plan, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

26.                               EFFECTIVE DATE.  This Plan, as amended and restated herein, shall be effective as of the Effective Date.

27.                               SECTION 409A OF THE CODE.  The Plan is intended to comply with the applicable requirements of Section 409A of the Code and its corresponding regulations and related guidance, and shall be maintained and administrated in accordance with Section 409A of the Code to the extent Section 409A of the Code applies to the Plan.  Notwithstanding anything in the Plan to the contrary, elections to defer Bonus to the Plan, and distributions from the Plan, may only be made in a manner, and upon an event, permitted by Section 409A of the Code.  To the extent that any provision of the Plan would cause a conflict with the requirements of Section 409A of the Code, or would cause the administration of the Plan to fail to satisfy the requirements of Section 409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law.